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                                                                    Exhibit 23.2



                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-86377 and 333-58168) pertaining to the 1995 Stock Option Plan and 2000 Stock Option Plan of Genetronics Biomedical Corporation and in the Registration Statements (Form S-3 Nos. 333-76738, 333-55786 and 333-88427 and Form S-4 No. 333-56978) of Genetronics Biomedical Corporation of our report dated May 4, 2001, (except as to notes 1 and 11 which are as of December 19, 2001) and Comments by Auditor for US Readers on Canada-US Reporting Differences dated December 19, 2001, with respect to the consolidated financial statements and schedule of Genetronics Biomedical Corporation included in the Annual Report (Form 10-K) for the nine months ended December 31, 2001.



                                                 /s/ Ernst & Young LLP
                                                 -----------------------------
                                                 Chartered Accountants
Vancouver, Canada
March 27, 2002